Exhibit 99.2    Press Release

PRESS RELEASE                                   FOR IMMEDIATE RELEASE
November 9, 2009

CHDT CORPORATION PREVAILS IN LAWSUIT
ALL PLAINTIFFS’ CLAIMS DENIED

Deerfield Beach, FL: CHDT Corporation, a Florida corporation (Symbol: CHDO.OB), (Company) announced today that that the U.S. District Court for the Southern District of New York (Court) has denied all claims of the plaintiffs in their lawsuit against the Company.  In a November 5, 2009 Memorandum of Decision, the Court ruled that the Plaintiffs had failed to establish their claims and would recover nothing under their amended complaint.

“We are extremely pleased by the decision in this lawsuit, which has been a hindrance to promoting the Company since 2004.  While an appeal is possible, we are confident that the decision of 5 November 2009 is well reasoned and establishes that the plaintiffs have failed to make their case under applicable law.  The November 5, 2009 decision is the second occasion that the plaintiffs’ claims have been denied: the initial complaint and amended complaint being dismissed on motion and now the decision after trial that the plaintiffs have failed to establish any of their claims,” said Howard Ullman, Chairman of the Board of Directors.

FORWARD-LOOKING STATEMENTS: This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended. These statements are based on the Company’s and its subsidiaries’ current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those stated or projected. Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release and risks associated with any investment in Company,  which is a small business concern and a "penny stock company” and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the many uncertainties that affect Company’s business, particularly those mentioned in the cautionary statements in current and future Company’s filings with the Securities and Exchange Commission.

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